SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018 (February 22, 2018)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2018, Micronet Enertec Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with D-Beta One EQ, Ltd., an existing stockholder and an affiliate of YA II PN Ltd. (“YA II”), an existing lender, stockholder and warrant-holder of ours and whom we have entered into a Standby Equity Distribution Agreement to sell up to $2,390,000 of our common stock, for the sale of 456,308 shares (the “Shares”) of the Company’s common stock at a purchase price per share of $1.05 per share in a registered direct offering for total gross proceeds of approximately $479,123. The Shares were offered and sold by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219596) (the “Registration Statement”). The net proceeds to the Company from the offering, after deducting fees and expenses, are expected to be approximately $474,123. The Company intends to use the net proceeds of the offering to pay $25,000 towards the remaining balance of a commitment fee pursuant to a Third Supplemental Agreement dated August 22, 2017 between the Company and YA II, and/or $320,000 towards the remaining balance of a Loan Agreement dated December 30, 2015, between the Company and Meydan Family Trust No 3, and the remaining balance for working capital and general corporate purposes.

The Shares will be issued pursuant to a prospectus supplement dated as of February 22, 2018, which will be filed with the Securities and Exchange Commission (the “SEC”), in connection with a takedown from the Company’s Registration Statement, which became effective on November 7, 2017, and the base prospectus dated as of November 7, 2017 contained in such Registration Statement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary of such document is subject to, and qualified in its entirety by reference to, such exhibit. The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. The provisions of such Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such Purchase Agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

10.1	Securities Purchase Agreement, dated February 22, 2018.

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: February 22, 2018	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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